Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries	State/Country
• Computer & Communications Information Group, Inc. (dba Datapro Information Services)	New Jersey, USA
• Computer Consultancy Group (Management) Limited	United Kingdom
• Computer Financial Consultants, Inc.	Delaware, USA
• Computer Financial Consultants, Limited	United Kingdom
• Computer Financial Consultants (Management) Limited	United Kingdom
• Dataquest Australia Pty. Ltd.	Australia
• Dataquest, Inc.	California, USA
• Decision Drivers, Inc.	Delaware, USA
• G.G. Canada, Inc.	Delaware , USA
• G.G. Credit, Inc.	Delaware, USA
• G.G. Properties, Ltd.	Bermuda
• G.G. West Corporation	Delaware, USA
• Gartner Advisory (Singapore) PTE LTD.	Singapore
• Gartner Australasia Pty Limited	Australia
• Gartner Austria GmbH	Austria
• Gartner Belgium BVBA	Belgium
• Gartner (Cambridge) Holdings, Inc.	Delaware, USA
• Gartner Canada Co.	Nova Scotia, Canada
• Gartner Credit Corp.	Delaware, USA
• Gartner Danmark ApS	Denmark
• Gartner Deutschland, GmbH	Germany
• Gartner do Brasil S/C Ltda.	Brazil
• Gartner Enterprises, Ltd.	Delaware, USA
• Gartner Espana, S.L.	Spain
• Gartner Europe Holdings, B.V.	The Netherlands
• Gartner Financial Services Company	Ireland
• Gartner France S.A.R.L.	France
• Gartner FSC, Inc.	Barbados
• Gartner Fund I, Inc.	Delaware, USA
• Gartner Fund II, Inc.	Delaware, USA
• Gartner Group Argentina, S.A.	Argentina
• Gartner Group Taiwan Ltd.	Taiwan
• Gartner Group (Thailand) Ltd.	Thailand
• Gartner Global Holdings, LLC	Delaware, USA
• Gartner Holdings Ireland Ltd.	Ireland
• Gartner Hong Kong, Limited	Hong Kong
• Gartner India Research & Advisory Services Private Limited	India
• Gartner Investments I, LLC	Delaware, USA
• Gartner Investments II, LLC	Delaware, USA
• Gartner Ireland Limited	Ireland
• Gartner Italia, S.r.l.	Italy
• Gartner Japan Ltd.	Japan
• Gartner (Korea), Inc.	Delaware, USA
• Gartner Mexico S. D. DE R. .L. de C.V.	Mexico
• Gartner Nederland B.V.	The Netherlands
• Gartner Norge A.S.	Norway
• Gartner Sverige AB	Sweden
• Gartner Switzerland GmbH	Switzerland
• Gartner UK Limited	United Kingdom
• Green Falcon, Inc.	Delaware, USA
• Griggs-Anderson, Inc.	Delaware, USA
• People3, Inc.	Delaware, USA
• SI Venture Associates, L.L.C.	Delaware, USA
• SI Venture Fund II, LP	Delaware, USA
• The IT Management Programme Limited	United Kingdom
• The Research Board, Inc.	Delaware, USA
• The Warner Group	California
• Vision Events International, Inc.	Delaware, USA
• Wentworth Research Limited	United Kingdom